Exhibit 10.4

AMENDMENT NUMBER ONE TO PURCHASE AND SALE AGREEMENT

The undersigned, being all of the parties to that certain Purchase and Sale Agreement, dated as of May 19, 2005 (the “Agreement”), hereby agree as follows:

1.             The following definitions are hereby added to Section 1.1 of the Agreement:

“Assignment of Assets Agreement” shall mean the Assignment of Assets, dated May 17, 2005, by the Corporation in favor of Scheck Alpha.

“Bonus Agreements” shall mean (a) the Agreement, dated May 27, 2005, by and between the Corporation and Marty Yabrow, (b) the Agreement, dated May 27, 2005, by and between the Corporation and Jeffrey Kampel, (c) the Agreement, dated May 27, 2005, by and between the Corporation and Joel Steigelfest, (d) the Agreement, dated May 27, 2005, by and between the Corporation and Douglas Kensrue, and (e) the Agreement, dated May 27, 2005, by and between the Corporation and Bert Jorge.

“Secular Trust Agreements” shall mean (a) the Marty Yabrow Irrevocable Trust dated May 27, 2005, (b) the Jeffrey Kampel Irrevocable Trust dated May 27, 2005, (c) the Joel Steigelfest Irrevocable Trust dated May 27, 2005, (d) the Douglas Kensrue Irrevocable Trust dated May 27, 2005, and (e) the Bert Jorge Irrevocable Trust dated May 27, 2005.

“Stock Redemption Agreement” shall mean the Stock Redemption Agreement, dated as of May 30, 2005, by and among the Corporation and Scheck Investments.

2.             The definition of “Related Agreement” set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:  ““Related Agreement” shall mean any Contract that is or is to be entered into at the Closing or otherwise pursuant to this Agreement, including, for the avoidance of doubt, each of the Assignment of Assets Agreement and the Stock Redemption Agreement.  The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.”

3.             The definition of “Shares” set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:  ““Shares” shall mean, collectively, (a) the 100 shares of Class A Voting Common Stock, $.001 par value per share, of the Corporation, held of record by the Shareholders and (b) the 8,372 shares of Class B Non-Voting Common Stock, $.001 par value per share, of the Corporation, held of record by the Shareholders.”

4.             Each reference in the Agreement to the name “Scheck Family LLC” shall be replaced in its entirety with the following name:  “Scheck Family Holdings LLC”.

5.             The last sentence of item 2 of Schedule 1.1(c) is hereby amended to read in its entirety as follows:  “Any reserve in respect of aged, damaged or obsolete inventory reflected on the GAAP version of the Final Closing Date Balance Sheet shall reduce on a dollar-for-dollar basis the aggregate purchase price adjustment made pursuant to clauses (c) and (d) of the definition of “Adjusted Purchase Price”.”

6.             Section 5.1(b) of the Agreement is hereby amended to read in its entirety as follows:

(b)           Except as set forth on Schedule 5.1(b), no Sweet Paper Entity has any direct or indirect subsidiaries, either wholly or partially owned, and no Sweet Paper Entity holds any direct or indirect economic, voting or management interest in any Person or directly or indirectly owns any security issued by any Person.  For the avoidance of doubt, as of the Closing, none of the Corporation or any Corporation Subsidiary holds any direct or indirect economic, voting or management interest in Scheck Alpha or directly or indirectly owns any security issued by Scheck Alpha.

7.             Section 5.4(a) of the Agreement is hereby amended to read in its entirety as follows:

(a)           The authorized capital stock of the Corporation consists of (i) 1,000 shares of Class A Voting Common Stock, $.001 par value per share, of which 100 are currently issued and outstanding, and (ii) 99,000 shares of Class B Non-Voting Common Stock $.001 par value per share, of which 8,372 are currently issued and outstanding.  The Shares constitute all of the issued and outstanding shares of capital stock of the Corporation.

8.             Article 7 of the Agreement is hereby amended to add the following Section 7.29 immediately after Section 7.28.

7.29         Good Standing of Sweet Paper Texas.  No later than September 15, 2005,  Sellers shall deliver to Purchaser a good standing certificate of Sweet Paper Texas issued by the Office of the Comptroller of Public Accounts of the State of Texas.

9.             Section 12.2 of the Agreement is hereby amended to read in its entirety as follows:

12.2         Indemnification by the Sellers.  Upon the terms and subject to the conditions set forth herein, each Seller jointly and severally agrees to indemnify each of the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them to the extent relating to, arising out of or resulting from any of the following:

(a)           any breach of or any inaccuracy in any representation or warranty made by any Seller in this Agreement or any Related Agreement or any document delivered by any Seller at the Closing; provided, that (i) in the case of all representations and warranties, except for Title and Authorization Warranties and Tax Warranties, a notice of the Purchaser Indemnified Party’s claim shall have been given to the Seller Representative not later than the close of business on the second anniversary of the Closing Date and (ii) in the case of Tax Warranties, a notice of the Purchaser Indemnified Party’s claim shall have been given to the Seller Representative not later than the close of business on the Tax Statute of Limitations Date;

(b)           any breach by any Seller of or failure by any Seller to perform any covenant, obligation or agreement of any Seller set forth or contemplated in this

Agreement or any Related Agreement or any document delivered by any Seller at the Closing;

(c)           the Withdrawn Corporation Assets, the Withdrawn Corporation Obligations, the Excluded Assets, the Excluded Obligations or, other than the Assumed Obligations, any other obligations or liabilities relating to or arising out of the ownership or operation of the Assets on or prior to the Closing Date;

(d)           any obligations or liabilities relating to or arising from any Sweet Paper Debt;

(e)           any obligations or liabilities relating to or arising from any product liability or warranty claims based on products or services sold by any Sweet Paper Entity on or prior to the Closing Date (except to the extent that any Purchaser Indemnified Party collects reimbursements for such Losses from insurance proceeds or from indemnification payments received from one or more third parties);

(f)            any obligations or liabilities relating to or arising from the matters set forth on Schedule 12.2(f);

(g)           any obligations or liabilities relating to or arising from AMJEMS, Inc. or Mira Corp.;

(h)           any obligations or liabilities relating to or arising from the failure of the Corporation to obtain the consent of GMAC to the sublease by the Corporation to Seaboard Warehouse Terminal Ltd. of a portion of the Leased Real Property that is leased by the Corporation pursuant to the Current Scheck Real Property Lease;

(i)            any obligations or liabilities relating to or arising from any breach of or default under any Current Third Party Real Property Lease by any Sweet Paper Entity prior to the Closing if Sellers fail to deliver to Purchaser an estoppel certificate reasonably satisfactory to Purchaser duly executed by the lessor under such Current Third Party Real Property Lease effective as of the Closing;

(j)            any obligations or liabilities relating to or arising from the matters set forth on Schedule 12.2(j);

(k)           any obligations or liabilities relating to or arising from any third party claim that any Sweet Paper Entity violated the Americans With Disabilities Act, or any rules, regulations and guidelines promulgated thereunder, or any similar state Law, prior to the Closing; provided, however, that a notice of the Purchaser Indemnified Party’s claim with respect to this Section 12.2(k) shall have been given to the Seller Representative not later than the close of business on the second anniversary of the Closing Date;

(l)            any obligations or liabilities relating to or arising from the failure of any Sweet Paper Entity to be licensed or qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by such Sweet Paper Entity or the business transacted by such Sweet Paper Entity require such licensing or qualification (notwithstanding the disclosure of any information on Schedule 5.1(a) or any other Schedule hereto);

(m)          any obligations or liabilities relating to or arising from any motor vehicle lease agreements relating to any vehicles used by any Shareholder;

(n)           any obligations or liabilities relating to or arising from the matter set forth on Schedule 12.2(n);

(o)           any obligations or liabilities relating to or arising from any breach by Scheck Family Holdings LLC or JEMS of Miami, Inc. of any obligation (to be set forth in the New Scheck Real Property Lease) that is described in the “Maintenance and Repair” section of Exhibit 7.28;

(p)           any obligations or liabilities relating to or arising from the Stock Redemption Agreement;

(q)           any obligations, liabilities or Taxes relating to or arising from any Bonus Agreement or any Secular Trust Agreement (including any obligations or liabilities relating to or arising from any claim regarding any right of continued employment under any Bonus Agreement or any Secular Trust Agreement); and

(r)            any damages, fees or other amounts claimed by the lessor (or by any Person claiming on behalf of the lessor, including the lessor’s attorneys and other agents or representatives) under any Real Property Lease set forth at item 13 or item 14 of Schedule 5.9(b) relating to or arising from the failure to obtain any consent or approval that is required under such Real Property Lease in connection with the performance of this Agreement by the parties hereto and the consummation of the transactions contemplated hereby.

10.           This Amendment Number One is solely for the benefit of the parties hereto and, to the extent expressly provided herein, their respective Affiliates, and no provision of this Amendment Number One shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.           This Amendment Number One may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           The provisions of the Agreement, as amended hereby, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to Purchase and Sale Agreement to be executed and delivered as of the 30th day of May, 2005.

LAGASSE, INC.

By:
	Name:	Brian S. Cooper
	Title:	Vice President and Treasurer

Shareholders:

SCHECK INVESTMENTS LIMITED PARTNERSHIP

By:	Scheck Investments, Inc., as General Partner

By:
		Name:	Michael Scheck
		Title:	President

SCHECK ALPHA LP

By:	Scheck Investments, Inc., as General Partner

By:
		Name:	Michael Scheck
		Title:	President

Michael Scheck

Raquel Scheck

Jeffrey Scheck

Martin Scheck

Elise Scheck

Steven Scheck

Asset Sellers:

SWEET PAPER SALES GROUP, INC.

By:
	Name:	Michael Scheck
	Title:	President

SWEET PAPER SALES CORP. OF TEXAS, INC.

By:
	Name:	Michael Scheck
	Title:	President

SWEET PAPER SALES CORP. OF CALIFORNIA, INC.

By:
	Name:	Michael Scheck
	Title:	President

SWEET PAPER SALES CORP. OF MASSACHUSETTS, INC.

By:
	Name:	Michael Scheck
	Title:	President

DAMAR DISTRIBUTORS WAREHOUSE

By:
	Name:	Michael Scheck
	Title:	President